UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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KEMET CORPORATION
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KEMET / Yageo Employee Town Hall Script

Introduction / What We Announced

•                  Thank you all for taking time to join me today.

•                  As you know, yesterday we announced an agreement to be acquired by Yageo, a leading global electronic component company headquartered in Taiwan.

•                  This is an exciting step forward in our next phase of growth. I want to take this opportunity to discuss this announcement with you directly, provide some important context and answer any questions you have.

•                  This transaction, which has been approved by our Board of Directors, is a testament to your hard work and dedication to providing our customers with the broadest selection of passive component technologies and superior service in the industry.

•                  We are confident this transaction will position KEMET for long-term growth, benefiting you — our talented employees across the globe — our customers and our business partners.

Who is Yageo?

•                  Before we discuss the specifics of the transaction, I want to provide background on Yageo.

•                  Founded in 1977, Yageo is a leading global electronic component company with capabilities on a global scale, including production and sales facilities in Asia, Europe and the Americas.

•                  Similar to KEMET, Yageo is a one-stop provider of a complete product portfolio of resistors, capacitors, wireless and circuit protection components to meet the diverse requirements of customers.

Transaction Rationale

•                  We are confident this transaction will position KEMET for long-term growth.

•                  Due to KEMET and Yageo’s complementary product offerings, the combined company will be an industry leader in the $28 to $32 billion passive components industry and serve as a one-stop provider of a robust portfolio of polymer, tantalum, ceramic, film and electrolytic capacitors, chip resistors, circuit protection as well as magnetics, sensors and actuators, with combined annual revenues of approximately US $3 billion.

•                  Together with Yageo, we will have an enhanced global footprint and be better able to partner with long-standing, blue chip customers worldwide through a combined 42 manufacturing plants and 14 dedicated R&D centers, with an increased presence in attractive, high-growth markets and applications.

•                  This includes consumer electronics as well as in the high-end automotive, industrial, aerospace, telecom and medical sectors

•                  We are confident that the combination of these two companies will provide our customers with an enhanced experience and our employees with greater opportunities worldwide.

What Does This Mean for Our Employees?

•                  For our employees — the Yageo team has made clear their admiration for the KEMET brand, the quality of our operations and our success in capturing increased worldwide demand for custom-designed, higher-margin electronic components, capacitors and our talented workforce.

•                  Following the close of the transaction:

•                  Yageo intends to keep the KEMET name as a subsidiary of Yageo and continue to market our products under the brand name of KEMET.

•                  Our leadership team will continue to run the business and KEMET teams will actively participate in the step-by-step integration of Yageo and KEMET.

•                  KEMET will remain based in Fort Lauderdale, with a continued corporate presence in existing locations, and the combined company will be headquartered in New Taipei City.

•                  Additionally, as part of a larger, diversified organization with greater scale and resources, we expect there will be significant benefits for KEMET employees.

Looking Ahead

•                  While we are excited about this announcement, please keep in mind that it is just day one.

•                  We will continue to operate our business as usual until the transaction closes, which is expected in the second half of 2020, subject to customary closing conditions and the receipt of regulatory approvals.

•                  Until the transaction closes, KEMET and Yageo will continue to operate as independent companies. I want to emphasize that there will be no immediate changes in the way we run our business at KEMET or your day-to-day roles and responsibilities.

•                  Therefore, it is important that we all remain focused on our day-to-day responsibilities so that we continue to execute on our plans to meet our commitments.

•                  Keep in mind that until the transaction closes, Yageo is still a competitor of ours, and we should not discuss customers, prices or any other competitive issues with anyone at Yageo, just as we would not with any competitor.

•                  I also want to stress that due to legal restrictions, our employees should not contact Yageo employees unless they have been specifically designated by KEMET management to be part of the merger process, or they are doing so in the normal course of business — in other words, this is a contact at Yageo with whom KEMET would be working even if this transaction were not occurring.

•                  If you are contacted by a Yageo employee or have any questions about this announcement, please reach out to Jamie Assaf, KEMET General Counsel.

•                  At KEMET, we remain committed to being the preferred supplier of electronic component solutions for customers demanding the highest standards of quality, delivery and service.

•                  As we move through this process, Yageo and KEMET each have proven track records of completing major cross-border acquisitions, and we are committed to ensuring a seamless transition for our employees as we enter our next chapter together.

•                  While we may not have all the answers today, will do our best to answer any questions you may have as we progress toward completing the transaction and begin the process of combining our two companies.

Conclusion

•                  I would like to pause here and thank you all for the tremendous hard work that brought us to such an exciting milestone in our company’s history.

•                  I believe our commitment to innovation and serving customers around the globe is profoundly unique. Today’s announcement is an important acknowledgment of how the services and products we provide help sustain an international demand for technological excellence.

•                  Thank you for your continued support and dedication to KEMET. KEMET has been a part of a larger organization in our past and this combination will help to solidify growing into our next 100 years.

•                  A new chapter in our now connected histories is beginning, and I hope you share my enthusiasm about our company’s future.

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET’s financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which KEMET operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates” or other similar expressions and future or conditional verbs such as “will,” “should,” “would,” and “could” are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.

This communication includes forward-looking statements relating to the proposed transaction between KEMET and Yageo, including financial estimates and statements as to the expected timing, completion and effects of the proposed transaction. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the proposed transaction, including future financial and operating results, the combined company’s plans, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of KEMET and Yageo and are subject to significant risks and uncertainties outside of our control. Actual results could differ materially based on factors including, but not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the risk that KEMET stockholders may not approve the proposed transaction; (iii) the risk that Yageo stockholders may not approve the proposed transaction (if approval by Yageo’s stockholders is required by law); (iv) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; (v) inability to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (vi) uncertainty as to the timing of completion of the proposed transaction;  (vii) potential adverse effects or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction; (viii) potential litigation relating to the proposed transaction that could be instituted against KEMET, Yageo or their respective directors and officers, including the effects of any outcomes related thereto; or (ix) possible disruptions from the proposed transaction that could harm KEMET’s or Yageo’s business, including current plans and operations.

Discussions of additional risks and uncertainties are contained in KEMET’s filings with the United States Securities and Exchange Commission (the “SEC”). Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. KEMET and Yageo undertake no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the proposed transaction, KEMET will file with the SEC a proxy statement (and related white proxy card) on Schedule 14A and may file or furnish other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document which KEMET may file with the SEC. INVESTORS IN AND SECURITY HOLDERS OF KEMET ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with or furnished to the SEC by KEMET through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of KEMET.

Participants in the Solicitation

KEMET and its directors and executive officers may be deemed to be participants in the solicitation of proxies from KEMET’s stockholders in connection with the proposed transaction. Information regarding KEMET’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in KEMET’s 2019 annual proxy statement filed with the SEC on June 18, 2019, and in the related amendment filed on July 1, 2019.  A more complete description will be available in the proxy statement on Schedule 14A to be filed regarding the proposed transaction.  These documents can be obtained free of charge from the sources indicated above.